UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

Net Element International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34887	98-0668024
(State or other jurisdiction of incorporation)	(Commission (File Number)	(I.R.S. Employer Identification No.)

1450 S. Miami Avenue, Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 507-8808

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2013, Alberto Hernandez notified Net Element International, Inc. (the "Company") of his resignation as Chief Operating Officer of the Company effective as of January 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET ELEMENT INTERNATIONAL, INC.

Date: February 4, 2013	By:	/s/ Jonathan New
	Name: Title:	Jonathan New Chief Financial Officer